UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2006

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The St. Joe Company (the "Company") previously reported in a Form 8-K filed on July 31, 2006 and in its Form 10-Q for the quarter ended June 30, 2006, that it had entered into an amendment to its 2002 senior notes that modified certain restrictive covenants applicable to the Company. As disclosed, a condition to the effectiveness of that amendment is the prepayment of the Company's Series E and Series F senior notes, outstanding in the aggregate principal amount of $100,000,000 (the "2004 Senior Notes"). On October 16, 2006, the Company delivered notice to the holders of the 2004 Senior Notes, that the Company will prepay all of the 2004 Senior Notes on November 15, 2006. A list of the holders of the 2004 Senior Notes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Note Purchase Agreement for the 2004 Senior Notes will be terminated in connection with the prepayment. The Note Purchase Agreement contains financial covenants relating to the Company's leverage, fixed charge coverage and minimum net worth. Other covenants contained in the Note Purchase Agreement restrict, among other things, certain investments, mergers, asset dispositions, guarantees, debt, liens, acquisitions and affiliate transactions. The Note Purchase Agreement contains customary events of default. The Company pays interest on the 2004 Senior Notes twice a year, on each June 8th and December 8th at rates of 4.97% and 5.31% for the Series E Notes ($25,000,000) and Series F Notes ($75,000,000), respectively.

The 2004 Senior Notes are redeemable, in whole or in part, by the Company at any time. For any prepayment, the redemption price will be equal to accrued interest, plus 100% of the principal amount of the 2004 Senior Notes to be redeemed, plus a "make-whole amount" based on interest rates at the time of prepayment. The Company has entered into an interest rate swap agreement to partially limit its exposure to interest rate changes prior to the prepayment date. Based on interest rates on October 13, 2006, the cost of the prepayment, including the make-whole payment and fees related to the interest rate swap, would be approximately $150,000, which amount is subject to change. In addition, the Company will have a non-cash expense in the fourth quarter of 2006 attributable to approximately $200,000 of unamortized loan costs associated with the 2004 Senior Notes.

Various holders of 2004 Senior Notes are also investors in the Company's other series of senior notes. Additionally, Teachers Insurance and Annuity Association of America holds a loan and mortgage with respect to one of the Company's investment properties. In addition, the Company will have a non-cash expense in the fourth quarter of 2006 attributable to approximately $200,000 of unamortized loan costs associated with the 2004 Senior Notes.

The foregoing description of the Note Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of this agreement, which is filed as Exhibit 10.3 to the Company's Form 10-Q for the quarter ended June 30, 2004, and, with respect to the first amendment to Note Purchase Agreement, as Exhibit 10.2 to the Company's Form 8-K filed on July 31, 2006, which agreement is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in a Form 8-K filed on July 31, 2006, the Company entered into a credit facility with Bank of America, N.A. for the purpose of providing financing for the prepayment of the Company's senior notes. On November 15, 2006, the Company will draw $100,000,000 on this credit facility in connection with the prepayment of the 2004 Senior Notes described under Item 1.02 above. A description of the Bank of America credit facility may be found under the heading "Entry into Credit Agreement with Bank of America, N.A. for $100,000,000 Term Loan" in the Form 8-K filed on July 31, 2006, which description is incorporated herein by reference. A copy of the Company's Credit Agreement with Bank of America, N.A., dated July 28, 2006, was filed as Exhibit 10.3 to the Form 8-K filed on July 31, 2006, and is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information disclosed under Item 1.02 above is incorporated by reference under this Item 2.04.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 List of Holders of the 2004 Senior Notes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

October 18, 2006	By:	/s/ Michael N. Regan

Name: Michael N. Regan
Title: Senior Vice President - Finance and Planning

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Exhibit Index

Exhibit No.	Description

99.1	List of Holders of the 2004 Senior Notes